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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.

                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                June 6, 2000
             Date of Report (Date of Earliest Event Reported)

                    SEAHAWK DEEP OCEAN TECHNOLOGY, INC.
            Exact Name Of Registrant as Specified in its Charter

          COLORADO                 0-18239                 84-1087879
  State or Other Jurisdiction   Commission File       IRS Employer Ident-
       Of Incorporation            Number               ification Number

            5102 SOUTH WESTSHORE BOULEVARD, TAMPA, FLORIDA 33611
         Address of Principal Executive Offices, Including Zip Code

                              (813) 832-4040
             Registrant's Telephone Number, Including Area Code

                                    N/A
        Former Name or Former Address, if Changed Since Last Report


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ITEM 5. OTHER EVENTS

  Demand for Indemnity from former directors

  In March, 1998, the Registrant received a demand for indemnity from Greg Stemm, John Morris and Dan Bagley, all former directors and officers of the Registrant, for payment of the sum of expenses they incurred in defending an action brought against them by the Securities and Exchange Commission. The indemnification claim was made under Colorado corporate law. The purported legal fees and costs incurred in the defense of the former directors and officers was approximately $700,000 plus a claim for consequential damages of approximately $425,000. The Registrant resisted the claim and in December, 1998, the former directors and officers filed a lawsuit pursuant to their claim.

  In January, 1999, the Registrant filed in the state court a Motion to Dismiss Complaint, a Motion for More Definite Statement and Motion to Strike. At the same time the Registrant filed a Motion for Preliminary and Permanent Injunction in the federal court. On June 23, 1999, the federal court denied the Registrant's Motion for Preliminary and Permanent Injunction. The Registrant filed a Motion for Reconsideration in the federal court but that was also denied.

  On July 19, 1999, the state court dismissed the complaint against the Registrant, without prejudice, for failure to state cause of action. On July 20, 1999, an amended complaint was served. On November 9, 1999 the plaintiffs filed for partial summary judgment and the Registrant filed for summary judgment.

  In January 2000 the Registrant sued Odyssey Marine Exploration, Inc. for unpaid invoices totaling $37,700 relating to ship-borne search and survey services provided by the Registrant during 1999. Morris and Stemm are both Directors and Officers of Odyssey.

  On March 3, 2000, the court granted final judgment in favor of Bagley in the sum of $179,429 with interest at the statutory rate, reserving jurisdiction to determine entitlement to pre-judgment interest and attorneys' fees.

  As at the beginning of March 2000 the Registrant was unable to pay any of the fees due to its attorneys, de la Parte & Gilbert and agreed to secure all of the debt with the Registrant's present and future accounts and tangible and intangible personal property. On March 24, 2000, de la Parte & Gilbert filed a Form UCC-I to this effect.

  In April 2000, Bagley garnished the Registrants bank account in the amount of the judgement in his favor.

  On May 4, 2000 the court denied the Registrant's motion for summary judgment in respect of Morris and Stemm, stating that it needed to hear more facts. The matter was set for trial on June 12, 2000.

  On May 31, 2000 the Registrants agreed to a full and final settlement with Odyssey, Morris, Stemm and Bagley of all past present and future claims between the parties. The Registrants' Directors considered this settlement to be essential to avoid the cost of further litigation and avoid the imminent threat of a winding-up petition from Bagley and other creditors. Under the terms of the Settlement Agreement Bagley accepts $37,000 in cash, to be paid by Odyssey; the Registrants dossier for the project known as the Golden Eagle; and a secured note in the amount of $143,000 for a period of three years. Morris and Stemm accept an aggregate of $500,000 payable in series 5 preferred shares of the Registrants' stock; all parties release and forever discharge each other from any and all claims, demands damages and costs relating to the litigation between the Registrants and Odyssey, Morris, Stemm and Bagley.



                                   SIGNATURES

  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned, thereto duly authorized.

  Dated: April 26, 2000        SEAHAWK DEEP OCEAN TECHNOLOGY, INC.

                               By:/s/ John T. Lawrence
                                  John T. Lawrence, President